SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[ x ]

Filed by Party other than the Registrant	[ ]

[ x ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASIAN ALLIANCE VENTURES, INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-30013

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

ASIAN ALLIANCE VENTURES, INC.
 Exchange Tower
130 King Street
Suite 1800
Toronto, Ontario
Canada M4W 1P2

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of ASIAN ALLIANCE VENTURES, INC., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to ASIA PAYMENT SYSTEMS INC.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of providing credit card processing and clearing services to merchants and financial institutions, initially in China.

This information statement is being first sent to stockholders on or about October 3, 2003. The Company anticipates that the amendment will become effective on or about October 24, 2003, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on September 18, 2003 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had sixteen million five hundred eighty-five thousand three hundred and twenty (16,585,320) of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is US Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991, Attention: Ms. Carol Clays, telephone (818) 502-1404.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending December 31, 2002 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of September 18, 2003 persons owning more than 5% of the common stock of the Company:

Title of Class	Name and address of beneficial owner	Amount and nature of ownership	Percent of class
Common Stock	NY Holdings 12th Floor, On Lan Centre 11-15 On Lan Street Central, Hong Kong	4,400,000	26.5%
Common Stock	Robert Clarke Suite 1304, Kinwick Centre 32 Hollywood Road Central, Hong Kong	1,840,980	11.1%
Common Stock	Benjamin Leboe 16730 Carrs Landing Rd. Lake County, B. C. Canada V4R 1B2	1,006,460	6.1%

Common Stock	Tristar Inc. c/o Asia Business Centres, Ltd. Room 302 Hung Kei Building 5-8 Queen Victoria Street Central, Hong Kong	2,170,000	13.1%
Common Stock	John Fraser 104 Elm Avenue Toronto, Ontario Canada M4W 1P2	1,828,740	11.0%
Common Stock	Arelant International Limited [1] c/o Asian Alliance Ventures, Inc. 104 Elm Avenue Toronto, Ontario Canada M4W 1P2	1,009,300	6.1%

[1] Arelant International Limited is owned and controlled by Richard Clarke, the son of Robert Clarke, the Company's chairman of the Board of Directors.

The following sets forth as of September 18, 2003, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

Title of Class	Name of beneficial owner	Position with Company	Amount and nature of ownership	Percent of class
Common Stock	Robert Clarke	Chairman of the Board of Directors and a Director	1,840,980	11.1%
Common Stock	Benjamin Leboe	Secretary, Treasurer, Principal Financial Officer, and a Director	1,006,460	6.1%
Common Stock	John Fraser	President, Principal Executive Officer, and a Director	1,828,740	11.0%
Common Stock	Charlie Rodriguez	Director	315,000	1.9%
Common Stock	Matt Mecke	Director	0	0.0%
All officers and directors as a group (5 persons)			4,991,180	30.1%

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from ASIAN ALLIANCE VENTURES, INC. to ASIA PAYMENT SYSTEMS INC. to reflect its change in business from conducting business in China, initially through a joint venture with a Chinese fertilizer company, Shandong Hengtong Chemical Industrial Company Ltd., to providing credit processing and clearing services in China and other parts of Asia.

Reasons for the Proposal

On August 27, 2003, the Company entered into a Share Exchange Agreement with WelWay Development Limited, a corporation organized under the laws of Hong Kong SAR, China ("WelWay") and its shareholders to exchange all of the issued and outstanding shares of common stock of WelWay for 6,500,000 restricted shares of the Company's common stock. There are 100,000 shares of WelWay outstanding. Closing is subject to the delivery of all of the outstanding shares of WelWay and the 6,500,000 shares of the Company's common stock into an escrow with the Company's attorney, Shane Weir, Weir & Associates, 5th Floor, Landmark East, 12 Ice House Street, Central, Hong Kong. As of the date hereof, neither party has deposited their shares with Mr. Weir. A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to the Company's Form 8-K filed with the SEC on September 9, 2003. After the foregoing transaction is completed, the Company's business purpose will be that of WelWay.

WelWay has been developing a business in providing services for credit card processing merchants in China and throughout Asia as well as providing third party credit card processing services to financial institutions, oil companies, and retailers in China. The assets owned by WelWay were and will be used to continue WelWay's merchant and third party credit card processing services. The assets consist of business contacts, contracts (both actual and under negotiation), intellectual property and specific industry knowledge. These assets will used to develop the business in China and Southeast Asia.

In anticipation of closing the foregoing transaction, the Company decided to change its name from ASIAN ALLIANCE VENTURES, INC. to ASIA PAYMENT SYSTEMS INC. to more correctly reflect the new anticipated business of the Company.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

NY Holdings Arelant International Limited Tristar Inc. Robert Clarke Benjamin Leboe John Fraser Charlie Rodriguez	4,400,000 1,009,300 2,170,000 1,840,980 1,006,460 1,828,740 315,000	26.5% 6.1% 13.1% 11.1% 6.1% 11.0% 1.9%
Total	12,570,480	75.8%

On September 18, 2003, the foregoing persons or entities executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to ASIA PAYMENT SYSTEMS INC.

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to the Change of Name

No officer or director will receive any direct or indirect benefit from the Company's proposed change of business or name change. No officer or director or any person has notified the Company that it intends to oppose the Company's change of name.

By Order of the Board of Directors

_____________________________________ Robert Clarke, Chairman